As filed with the Securities and Exchange Commission on September 11, 2025

Registration No. 333-47400

Registration No. 333-61224

Registration No. 333-76622

Registration No. 333-86110

Registration No. 333-98939

Registration No. 333-108390

Registration No. 333-120405

Registration No. 333-124701

Registration No. 333-126990

Registration No. 333-134200

Registration No. 333-145244

Registration No. 333-152968

Registration No. 333-161025

Registration No. 333-166700

Registration No. 333-170349

Registration No. 333-176113

Registration No. 333-197980

Registration No. 333-206084

Registration No. 333-212842

Registration No. 333-219832

Registration No. 333-226524

Registration No. 333-240326

Registration No. 333-266590

Registration No. 333-273879

Registration No. 333-283231

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-47400

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-61224

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-76622

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-86110

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-98939

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-108390

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-120405

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-124701

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-126990

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-134200

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-145244

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-152968

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-161025

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-166700

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-170349

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-176113

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-197980

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-206084

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-212842

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-219832

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-226524

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-240326

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-266590

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-273879

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-283231

UNDER

THE SECURITIES ACT OF 1933

DURECT CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	94-3297098
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

10240 Bubb Road

Cupertino, CA 95014

(408) 777-1417

(Address of Principal Executive Offices) (Zip Code)

SOUTHERN BIOSYSTEMS, INC. 1993 STOCK OPTION PLAN

SOUTHERN RESEARCH TECHNOLOGIES, INC. 1995 NONQUALIFIED STOCK OPTION PLAN

DURECT CORPORATION 1998 INCENTIVE STOCK PLAN

DURECT CORPORATION 2000 EMPLOYEE STOCK PURCHASE PLAN, AS AMENDED

DURECT CORPORATION 2000 STOCK PLAN, AS AMENDED

DURECT CORPORATION 2000 DIRECTORS’ STOCK OPTION PLAN

(Full titles of the plans)

Timothy M. Papp

Chief Financial Officer

DURECT Corporation

10240 Bubb Road

Cupertino, CA 95014

(408) 777-1417

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Alison S. Ressler

Sullivan & Cromwell LLP

1888 Century Park East

Los Angeles, CA 90067-1725

Telephone: (310) 712-6630

Scott B. Crofton

Sullivan & Cromwell LLP

125 Broad Street

New York, NY 10004-2498

Telephone: (212) 558-4682

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

DEREGISTRATION OF SECURITIES

These post-effective amendments (the “Post-Effective Amendments”), filed by DURECT Corporation, a Delaware corporation (the “Company”), remove from registration all shares of common stock, par value $0.0001 per share, of the Company (the “Common Stock”) previously registered under the following Registration Statements on Form S-8 filed by the Company (the “Registration Statements”) with the U.S. Securities and Exchange Commission (the “SEC”) pertaining to the registration of shares of Common Stock.

•

Registration No. 333-47400, which was previously filed with the SEC on October 5, 2000, registering 325,750 shares of Common Stock under the 1998 Incentive Stock Plan, 150,000 shares of Common Stock under the 2000 Employee Stock Purchase Plan, as amended, 1,179,800 shares of Common Stock under the 2000 Stock Plan, as amended and 300,000 shares of Common Stock under the 2000 Directors’ Stock Option Plan;

•

Registration No. 333-61224, which was previously filed with the SEC on May 18, 2001, registering 462,713 shares of Common Stock under the Southern BioSystems, Inc. 1993 Stock Option Plan, 170,207 shares of Common Stock under the Southern Research Technologies, Inc. 1995 Nonqualified Stock Option Plan, 225,000 shares of Common Stock under the 2000 Employee Stock Purchase Plan, as amended and 2,250,000 shares of Common Stock under the 2000 Stock Plan, as amended;

•

Registration No. 333-76622, which was previously filed with the SEC on January 11, 2002, registering 118,396 shares of Common Stock under the Southern BioSystems, Inc. 1993 Stock Option Plan and 73,402 shares of Common Stock under the Southern Research Technologies, Inc. 1995 Nonqualified Stock Option Plan;

•

Registration No. 333-86110, which was previously filed with the SEC on April 12, 2002, registering 225,000 shares under the 2000 Employee Stock Purchase Plan, as amended and 2,250,000 shares of Common Stock under the 2000 Stock Plan, as amended;

•	Registration No. 333-98939, which was previously filed with the SEC on August 29, 2002, registering 200,000 shares of Common Stock under the 2000 Directors’ Stock Option Plan;

•	Registration No. 333-108390, which was previously filed with the SEC on August 29, 2003, registering 2,250,000 shares of Common Stock under the 2000 Stock Plan, as amended;

•	Registration No. 333-120405, which was previously filed with the SEC on November 12, 2004, registering 2,250,000 shares of Common Stock under the 2000 Stock Plan, as amended;

•

Registration No. 333-124701, which was previously filed with the SEC on May 6, 2005, registering 225,000 shares of Common Stock under the 2000 Employee Stock Purchase Plan, as amended and 2,250,000 shares of Common Stock under the 2000 Stock Plan, as amended;

•	Registration No. 333-126990, which was previously filed with the SEC on July 28, 2005, registering 425,000 shares of Common Stock under the 2000 Directors’ Stock Option Plan;

•

Registration No. 333-134200, which was previously filed with the SEC on May 17, 2006, registering 225,000 shares of Common Stock under the 2000 Employee Stock Purchase Plan, as amended and 2,250,000 shares of Common Stock under the 2000 Stock Plan, as amended;

•

Registration No. 333-145244, which was previously filed with the SEC on August 8, 2007, registering 225,000 shares of Common Stock under the 2000 Employee Stock Purchase Plan, as amended and 2,250,000 shares of Common Stock under the 2000 Stock Plan, as amended;

•

Registration No. 333-152968, which was previously filed with the SEC on August 12, 2008, registering 225,000 shares of Common Stock under the 2000 Employee Stock Purchase Plan, as amended and 2,250,000 shares of Common Stock under the 2000 Stock Plan, as amended;

•

Registration No. 333-161025, which was previously filed with the SEC on August 4, 2009, registering 225,000 shares of Common Stock under the 2000 Employee Stock Purchase Plan, as amended and 2,250,000 shares of Common Stock under the 2000 Stock Plan, as amended;

•

Registration No. 333-166700, which was previously filed with the SEC on May 10, 2010, registering 225,000 shares of Common Stock under the 2000 Employee Stock Purchase Plan, as amended and 2,250,000 shares of Common Stock under the 2000 Stock Plan, as amended;

•	Registration No. 333-170349, which was previously filed with the SEC on November 4, 2010, registering 250,000 shares of Common Stock under the 2000 Employee Stock Purchase Plan, as amended;

•	Registration No. 333-176113, which was previously filed with the SEC on August 5, 2011, registering 5,500,000 shares of Common Stock under the 2000 Stock Plan, as amended;

•	Registration No. 333-197980, which was previously filed with the SEC on August 8, 2014, 4,000,000 shares of Common Stock under the 2000 Stock Plan, as amended;

•	Registration No. 333-206084, which was previously filed with the SEC on August 4, 2015, registering 350,000 shares of Common Stock under the 2000 Employee Stock Purchase Plan, as amended;

•	Registration No. 333-212842, which was previously filed with the SEC on August 2, 2016, registering 5,000,000 shares of Common Stock under the 2000 Stock Plan, as amended;

•	Registration No. 333-219832, which was previously filed with the SEC on August 9, 2017, registering 350,000 shares of Common Stock under the 2000 Employee Stock Purchase Plan, as amended;

•	Registration No. 333-226524, which was previously filed with the SEC on August 2, 2018, registering 7,500,000 shares of Common Stock under the 2000 Stock Plan, as amended;

•	Registration No. 333-240326, which was previously filed with the SEC on August 4, 2020, registering 350,000 shares of Common Stock under the 2000 Employee Stock Purchase Plan, as amended;

•	Registration No. 333-266590, which was previously filed with the SEC on August 5, 2022, registering 18,000,000 shares of Common Stock under 2000 Stock Plan, as amended;

•

Registration No. 333-273879, which was previously filed with the SEC on August 10, 2023, registering 40,000 shares of Common Stock (after giving effect to the 1-for-10 reverse stock split of the Common Stock occurring on December 5, 2022) under the 2000 Employee Stock Purchase Plan, as amended;

•

Registration No. 333-283231, which was previously filed with the SEC on November 14, 2024, registering 2,000,000 shares of Common Stock (after giving effect to the 1-for-10 reverse stock split of the Common Stock occurring on December 5, 2022) under 2000 Stock Plan, as amended;

The number of shares of Common Stock registered under the Registration Statements set forth above that were filed prior to December 5, 2022 have not been adjusted to reflect the 1-for-10 reverse stock split of the issued and outstanding shares of Common Stock effected by the Company on December 5, 2022.

On July 28, 2025, the Company entered into an Agreement and Plan of Merger (as amended from time to time, the “Merger Agreement”) with Bausch Health Americas, Inc., a Delaware corporation (“Parent”), BHC Lyon Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”), and solely for purposes of Section 6.10 thereof, Bausch Health Companies Inc., a corporation continued under the laws of the Province of British Columbia. On September 11, 2025, pursuant to the Merger Agreement, Merger Sub merged with and into the Company, with the Company surviving as a wholly owned subsidiary of Parent (the “Merger”).

As a result of the Merger, the Company has terminated all offerings of the Company’s securities registered pursuant to its existing registration statements under the Securities Act of 1933, as amended, including the Registration Statements. The Company, by filing these Post-Effective Amendments, hereby terminates the effectiveness of the Registration Statements and removes from registration any and all plan interests and any and all securities registered for issuance under the Registration Statements that remain unsold as of the date hereof. This filing is made in accordance with an undertaking made by the Company in each of the Registration Statements to remove from registration by means of a post-effective amendment any securities that had been registered for issuance that remain unsold at the termination of the offering.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused these Post-Effective Amendments to the Registration Statements on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cupertino, State of California on September 11, 2025.

DURECT CORPORATION

By:	/s/ Timothy M. Papp
Name: Timothy M. Papp
Title: Chief Financial Officer

No other person is required to sign these Post-Effective Amendments in reliance upon Rule 478 under the Securities Act of 1933, as amended.